EXHIBIT 21

PARENT AND SUBSIDIARIES

(Included in the Consolidated Financial Statements and Wholly—owned)

National Presto Industries, Inc.

Eau Claire, Wisconsin (A Wisconsin Corporation)

Its Subsidiaries:
National Holding Investment Company
Wilmington, Delaware (A Delaware Corporation)

Its Subsidiaries:
Presto Manufacturing Company
Jackson, Mississippi (A Mississippi Corporation)

Its Division:
Presto Products Manufacturing Company (Inactive)
Alamogordo, New Mexico

Century Leasing and Liquidating, Inc. (Inactive)
Minneapolis, Minnesota (A Minnesota Corporation)

Its Subsidiary:
Presto Export, Inc. (Inactive)
Minneapolis, Minnesota (A Minnesota Corporation)

Jackson Sales and Storage Company
Jackson, Mississippi (A Mississippi Corporation)

Canton Sales & Storage Company
Canton, Mississippi (A Mississippi Corporation)

Presto Export, Ltd. (Inactive)
Christiansted, St. Croix, U.S. Virgin Islands (A Virgin Islands Corporation)

National Defense Corporation (Inactive)
Eau Claire, Wisconsin (A Wisconsin Corporation)

AMTEC Corporation
Janesville, Wisconsin (A Wisconsin Corporation)

Its Subsidiary:
Spectra Technologies LLC
East Camden, Arkansas (A Delaware Corporation)

Presto Absorbent Products, Inc.
Eau Claire, Wisconsin (A Wisconsin Corporation)

Its Division:
Presto Absorbent Products—Atlanta
Marietta, Georgia

NPI Export Corporation (Inactive)
Minneapolis, Minnesota (A Minnesota Corporation)